UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement.
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒ Definitive Proxy Statement.
☐ Definitive Additional Materials.
☐ Soliciting Material Pursuant to §240.14a-12.

Medizone International, Inc.
(Name of Registrant As Specified in Charter)
_____________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Medizone International, Inc.
350 East Michigan Avenue, Suite 500
 Kalamazoo, Michigan 49007

Dear Stockholders:

You are cordially invited to attend Medizone International Inc.’s 2018 Annual Meeting of Stockholders to be held on Wednesday, May 30, 2018, at 11:00 a.m., (Eastern Time), at the offices of Parks, Chesin & Walbert, located on the 26th Floor of 75 14th Street N.E., Atlanta, Georgia 30309.

An outline of the business to be conducted at the meeting is given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We are using the Internet as our primary means of furnishing the proxy materials to our stockholders. This process expedites the delivery of proxy materials, materials remain easily accessible to stockholders and stockholders receive clear instructions for receiving materials and voting.

Should you not be able to join us, to ensure your representation at the meeting, I encourage you to vote your shares by following the voting instructions on the enclosed proxy card.

Your vote is very important. Representation at the meeting of at least of majority of all outstanding shares of our Common Stock is necessary to constitute a quorum for the transaction of business at the meeting. Also, the vote of a majority of all outstanding shares is necessary to approve certain key proposals at the meeting — most importantly, the proposal to increase the number of authorized shares of our Common Stock. Whether you own a few or many shares of stock, it is important that your shares be represented.

Sincerely,

/s/ David A. Esposito

David A. Esposito
Chairman of the Board

Kalamazoo, Michigan

April 18, 2018

MEDIZONE INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Wednesday, May 30, 2018, at 11:00 a.m. (Eastern Time)

Place:	Parks, Chesin &Walbert, 26th Floor, 75 14th Street N.E., Atlanta, Georgia 30309

Items of Business:	1.	To elect five directors, each to serve for a one-year term and until his successor has been elected and qualified or until his earlier death, resignation or removal.
	2.	To ratify the appointment of Tanner LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
	3.	To amend our Amended Articles of Incorporation to increase the number of authorized shares of Common Stock, par value $.001 per share (the “Common Stock”), from 500,000,000 to 1,000,000,000 shares.
	4.	To consider and act on a stockholder proposal to rescind our authorization to issue preferred stock, if properly presented at the Annual Meeting.

	5.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Record Date:	Only stockholders of record at the close of business on April 2, 2018, are entitled to receive notice of, to attend, and to vote at the meeting and any adjournments thereof.

Proxy Voting:
Each share of Common Stock that you own represents one vote. For questions regarding your stock ownership, if you are a registered holder of our Common Stock, you can contact our transfer agent, American Stock Transfer & Trust Company, through its website at www.amstock.com or by phone at (800) 937-5449. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

We are mailing the Notice of Internet Availability of Proxy Materials, to stockholders on or about April 18, 2018. The Proxy Materials include this Notice of Annual Meeting, the Proxy Statement and the form of Proxy. The Notice of Internet Availability of Proxy Materials contains instructions for our stockholders’ use of this process, including how to access our Proxy Statement and how to vote including online, by telephone or by mail.

Whether or not you expect to attend the Annual Meeting, we encourage you to read the Proxy Statement and vote through the Internet at www.proxyvote.com, by phone at 800-690-6903, or request, sign and return your proxy card as soon as possible, so that your shares may be represented at the Annual Meeting. If you have questions or need assistance voting your shares, please contact our proxy solicitor, Laurel Hill Advisory Group, LLC, toll free at (888) 742-1305.

FOR THE BOARD OF DIRECTORS

/s/ Philip A. Theodore
Philip A. Theodore
Executive Vice President and Corporate Secretary

Kalamazoo, Michigan
 April 18, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 30, 2018.

THIS PROXY STATEMENT AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017 ARE AVAILABLE AT
www.proxyvote.com

THE ANNUAL REPORT, HOWEVER, IS NOT PART OF THE PROXY SOLICITATION MATERIAL.

MEDIZONE INTERNATIONAL, INC.

350 East Michigan Avenue, Suite 500
 Kalamazoo, Michigan 49007

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

We are providing you with these proxy materials in connection with the solicitation by the board of directors (the “Board of Directors” or “Board”) of Medizone International, Inc. of proxies to be used at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the offices of Parks, Chesin & Walbert, 26th Floor, 75 14th Street N.E., Atlanta, Georgia 30309 on Wednesday, May 30, 2018, at 11:00 a.m. (Eastern Time), and any adjournment or postponement thereof. In this Proxy Statement we have included important information regarding the Annual Meeting and the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” “Medizone International” or the “Company” refers to Medizone International, Inc., a Nevada corporation.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are taking advantage of U.S. Securities and Exchange Commission (“SEC”) rules that allow us to deliver proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about April 18, 2018, we expect to send a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to our stockholders, which contains instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (“Annual Report”), although the Annual Report is not part of the proxy solicitation materials. The Notice of Internet Availability also provides instructions on how to vote through the Internet.  It also includes instructions on how a stockholder may request to receive a paper copy of the proxy materials by mail. Our stockholders will not receive printed copies of the proxy materials unless specifically requested.

This process is designed to reduce our environmental impact and lowers the costs of printing and distributing our proxy materials, without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. Whether or not you plan to attend the Annual Meeting, we encourage you to vote promptly.

GENERAL INFORMATION ABOUT THE MEETING

Date and Location of the Meeting

The accompanying form of proxy (the “Proxy” or “Proxy Card”) is solicited on behalf of our Board of Directors for use at the Annual Meeting to be held at the offices of Parks, Chesin & Walbert located on the 26th Floor of 75 14th Street N.E., Atlanta, Georgia 30309 on Wednesday, May 30, 2018, at 11:00 a.m. (Eastern Time), and any adjournment or postponement thereof.

Purpose of the Meeting

At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, we will consider any other matters that are properly presented for a vote at the Annual Meeting. As of April 18, 2018, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly presented for a vote at the Annual Meeting, the persons named in the Proxy Card, who are officers of the Company, have the authority in their discretion to vote the shares represented by the Proxy.

Record Date

Only holders of record of Common Stock at the close of business on April 2, 2018 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. Common Stock is our only outstanding class of voting stock. At the close of business on the Record Date we had 415,191,788 shares of Common Stock outstanding and entitled to vote.

Quorum

The holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This level of representation is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting, or if you have properly submitted a Proxy, without regard to whether the Proxy is marked as casting a vote for or against, or withholding authority or abstaining with respect to a particular matter or nominee for director.

Voting Rights

Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the close of business on the Record Date. There is no cumulative voting in the election of directors – stockholders may cast one vote per share held for each nominee. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.

Stockholder of Record: Shares Registered in Your Name. If on the Record Date your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote in person at the Annual Meeting, or prior to the meeting by telephone, through the Internet or, if you request or receive paper proxy materials, by mail, by filling out and returning the Proxy Card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on the Record Date your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid form of proxy from the organization that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Required Vote

Each director will be elected by a plurality of the votes cast, which means that the five individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” all nominees to the Board of Directors or “WITHHOLD” your vote with respect to any nominee you specify, or all nominees. “WITHHOLD” votes and broker non-votes, which occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares, are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees. Voting for the election of directors is a non-routine matter; a broker may not vote shares for the election of directors unless the beneficial owner of the shares of Common Stock provides voting instructions to the broker.

Ratification of Tanner LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2018, requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” the ratification must exceed the number of shares voted “against” ratification). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for the ratification.

Adoption of Proposal 3, to amend our Amended Articles of Incorporation to increase the number of authorized shares of Common Stock from 500,000,000 to 1,000,000,000, and Proposal 4, the stockholder proposal to rescind the authorization in our Amended Articles of Incorporation to issue all remaining, unissued shares of preferred stock, each requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock (meaning that of the outstanding shares of Common Stock, a majority of them must be voted “for” such proposal for it to be approved). Accordingly, Proposals 3 and 4 will be approved if at least 207,595,895 shares of Common Stock are voted in favor of each proposal. Abstentions and broker non-votes will have the effect of a vote against these two proposals.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•	vote in person — we will provide a ballot to stockholders who attend the Annual Meeting and wish to vote in person;
•	vote by phone or via the Internet — in order to do either, please follow the instructions shown on your Notice of Internet Availability or Proxy Card; or
•
vote by mail — if you request or receive a paper Proxy Card and voting instructions by mail, simply complete, sign and date the enclosed Proxy Card and return it before the Annual Meeting in the envelope provided.

Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on May 29, 2018.  Submitting your Proxy (whether by phone, through the Internet or, if you requested or received a paper Proxy Card, by mail) will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. For Proposal 1, you may either vote “FOR” each of the nominees to the Board of Directors, or you may “WITHHOLD” your vote with respect to any nominee you specify, or all nominees. For Proposals 2, 3 and 4, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. If you are a beneficial owner of shares of our Common Stock, we urge you to provide voting instructions to your broker.

All Proxies will be voted in accordance with the instructions specified on the Proxy. If your shares are held by a broker in “street name,” the broker has authority to vote your shares on “routine” matters if the broker has not received timely voting instructions from you. Under applicable rules, Proposal 2 (ratification of the selection of our auditor) and Proposal 3 (to amend our Amended Articles of Incorporation to increase the authorized common stock) are considered routine so, if you do not give your broker instructions, your broker generally will have discretion to vote your shares “FOR” or “AGAINST” these proposals. Therefore, we urge you to provide instructions to your broker firm to vote “FOR” these proposals by returning your proxy card. This ensures that your shares will be voted “FOR” the proposals at the Annual Meeting. All other proposals at the Annual Meeting are non-routine matters. Absent instructions from the beneficial owner on those non-routine matters, a broker generally is not entitled to vote the shares. If you are a stockholder of record and you submit a proxy without providing instructions or recording a vote, the proxies named within the Proxy will vote your shares “FOR” each nominee for director, “FOR” the ratification of Tanner LLC as our independent registered public accounting firm, “FOR” the amendment of our Amended Articles of Incorporation to increase the authorized shares and AGAINST the stockholder proposal to amend our Amended Articles of Incorporation to rescind the authorization to issue all remaining, unissued shares of preferred stock.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your Proxy and vote through the Internet or by mail. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one Proxy Card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each Notice of Internet Availability on how to access each Proxy Card and vote each Proxy Card through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each Proxy Card you received to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting Proxies. Following the original mailing of the soliciting materials, we and our agents may solicit Proxies by mail, email, telephone, facsimile, by other similar means, or in person.  Laurel Hill Advisory Group, LLC, a proxy solicitation firm, will assist us in soliciting proxies for the Annual Meeting. We will pay $8,000 for these services, plus out-of-pocket expenses. Our directors, officers and other employees, without additional compensation, may solicit Proxies personally or in writing, by telephone, email or otherwise. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of Proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a Proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the Proxy is revoked;
•	signing and delivering a Proxy bearing a later date;
•	voting again through the Internet or by telephone; or
•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a Proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that organization to revoke any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting through the Internet; and
•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email prior to the next meeting with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

Attending the Annual Meeting

If you plan to attend the Annual Meeting, you must be a record or street name holder of our Common Stock as of the Record Date. If you are a street name holder of our Common Stock you must obtain a valid “legal” proxy from the institution in whose name your stock is registered in order to attend the Annual Meeting. On the day of the Annual Meeting, each stockholder will be required to present a valid picture identification such as a driver’s license or passport and you may be denied admission if you do not provide valid identification. Seating will begin at 10:30 a.m., and the meeting will begin at 11:00 a.m. Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. Preliminary results will be announced at the Annual Meeting. Final results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders. In this and following sections of the Proxy Statement, we summarize some of the principles and practices of corporate governance that we use.

Board Responsibilities and Leadership Structure

The Board of Directors is responsible for our management and direction and for establishing broad corporate policies. The Board of Directors meets periodically during our fiscal year to review significant developments affecting us and to act on matters requiring Board of Directors’ approval.

The positions of Chairman of the Board and Chief Executive Officer are occupied by the different persons, David A. Esposito and David A. Dodd, respectively. Our Board of Directors believes that having an independent Chairman of the Board enables the Chief Executive Officer to focus on running the Company, freeing him from potentially sensitive board leadership tasks such as evaluating and terminating board members. It also ensures that there is true independent oversight of management.

Code of Ethics

We have adopted a formal, written code of conduct (“Code of Ethics”) within the specific guidelines promulgated by the SEC. This document can be found on our website at http://medizoneint.com. The Code of Ethics applies to our executive officers, as well as all employees and consultants. We have communicated the high level of ethical conduct expected from all of our employees, including our officers and our consultants. We will disclose any changes or amendments to or waivers from the Code of Ethics applicable to our named executive officers by posting such changes or waivers to our website.

Risk Oversight and Management

Our Board of Directors is actively involved in the oversight and management of the material risks that could affect us. Historically, our Board of Directors has carried out its risk oversight and management responsibilities by monitoring risk directly as a full board. The Board’s direct role in our risk management process includes receiving regular reports from our executive officers and other members of senior management on areas of our material risk, including operational, strategic, financial, legal and regulatory risks.

Our Board has delegated the oversight and management of certain risks to the Audit Committee and the Compensation Committee. The Audit Committee is responsible for the oversight of risks relating to accounting matters, financial reporting and related-party transactions. To satisfy these oversight responsibilities, the Audit Committee meets regularly with and receives reports from our Chief Financial Officer and our independent registered public accounting firm.

The Compensation Committee is responsible for the oversight of risk relating to our compensation and benefits programs. To satisfy these oversight responsibilities, the Compensation Committee meets regularly with and receives reports from our Chief Executive Officer and Chief Financial Officer to understand the financial, human resources and stockholder implications of compensation and benefits decisions.

Certain Relationships and Related Party Transactions

Our Board of Directors adopted a related-person-transactions policy providing that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our Common Stock and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related person’s interest in the transaction.

On July 6, 2016, we issued promissory notes to Mr. Edwin Marshall, our former Chairman and Chief Executive Officer, Dr. Jill Marshall, Mr. Marshall’s wife and our former Director of Operations, and Dr. Michael Shannon, our President and a member of our Board of Directors. The principal amounts of the promissory notes issued to Mr. Marshall, Dr. Marshall and Dr. Shannon were $1,065,189; $444,583 and $111,109, respectively. The promissory notes were issued in settlement of our liability to these three individuals for accrued and unpaid compensation owed for periods prior to December 31, 2009. Payment of the amounts owning under these notes is due upon the earlier to occur of (a) a change in control of the Company (as defined in the notes), (b) the executive’s death or (c) the executive’s disability as (defined in the notes or in the respective executive’s written employment agreement). In addition, in the case of the notes payable to Mr. Marshall and Dr. Marshall, payment of the notes would be triggered by the Company’s failure to pay the executive’s base salary in accordance with the terms and conditions of the executive’s employment agreement because of disability.

In February 2017, Mr. Marshall and Dr. Marshall resigned from their positions with us and their employment was terminated. At that time, we entered into Separation and Termination Agreements with Mr. and Dr. Marshall (the “Marshall Severance Agreements”). Under the terms of the Marshall Severance Agreements, we agreed to the modification of the promissory notes we previously issued to them to require monthly principal payments to Mr. Marshall of $14,000 and to Dr. Marshall of $6,900 and to waive interest except in the event of a default. We made the first payments under the notes, but have been in default under both notes since April 2017 and, as of December 31, 2017, we owed principal payments for approximately nine months totaling $122,500 to Mr. Marshall and to Dr. Marshall totaling $55,900. In addition, under the terms of the notes, as a result of our default, the notes now accrue interest until payment of the default amounts at the rate of 5% of the total amount of the notes.

During the year ended December 31, 2017, four directors and officers participated in two of our private placements of our Common Stock in which they collectively purchased 10,333,334 shares of our Common Stock at prices ranging from $0.05 to $0.06 per share. One of the offerings was made at a discount to the market price of the Common Stock on the same terms offered to non-affiliated investors. The participation of Mr. Esposito in such offering was approved by the disinterested members of the Board of Directors.

Other than the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed in the section of this Proxy Statement titled “Executive Compensation,” during our last two completed fiscal years, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets as of year-end for the last two years and in which any related party had or will have a direct or indirect material interest.

Director Independence

Our Common Stock is currently quoted on The OTC Marketplace or “OTCQB”, which does not impose standards relating to director independence or the makeup of committees with independent directors or provide definitions of independence. In accordance with the rules of the SEC, we determine the independence of our directors by reference to the rules of the Nasdaq Stock Market (“NASDAQ”). The Board has determined that we have three independent directors, Mr. Esposito, Mr. Caponi and Mr. Meyer. There were no transactions, relationships or arrangements not disclosed under the caption “Certain Relationships and Related Party Transactions” that were considered by the Board of Directors under the above applicable independence definitions in determining that Messrs. Esposito, Caponi and Meyer are independent. Specifically, the Board also has determined that each independent director also qualifies as “independent” as the term is used in Item 407 of Regulation S-K as promulgated by the SEC, and as that term is defined under NASDAQ Rule 4200(a)(15).  In addition, each member of the Audit Committee is independent as required under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors may do so by letters addressed to the attention of our Corporate Secretary. The address for these communications is: c/o Medizone International, Inc., 350 East Michigan Avenue, Suite 500, Kalamazoo, MI 49007, Attn: Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of the Board of Directors, provided that sales materials; abusive, threatening or otherwise inappropriate materials; and other routine items and items unrelated to the duties and responsibilities of the Board of Directors, will not be provided to directors.

Availability of Corporate Governance Documents

Certain of our corporate governance documents, including our Code of Ethics, are available on our website at www.medizoneint.com.

Meetings and Attendance

The Board of Directors meets periodically during our fiscal year to review significant developments affecting us and to act on matters requiring Board of Directors’ approval. The Board of Directors held 12 meetings during the fiscal year ended December 31, 2017, the Audit Committee held one meeting during such fiscal year, and the Compensation Committee held one meeting during such fiscal year.  During the year 2017, each member of the Board of Directors participated in at least 80 percent of the meetings held by the Board, except Mr. Caponi, who participated in 58 percent of the meetings.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee and a Compensation Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors. We do not have a standing Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee of the Board of Directors is a standing committee that has been established as required by Section 3(a) of the Exchange Act. As of the date of this Proxy Statement, the members of the Audit Committee are Mr. Esposito (Chairman), Mr. Meyer and Mr. Caponi. The Board has determined that Mr. Meyer and Mr. Caponi are each considered to be an “audit committee financial expert,” as defined by the applicable regulations promulgated by the SEC under the Exchange Act. The Board also believes that each member of the Audit Committee meets stock exchange requirements regarding financial literacy.

The authority and responsibilities of the Audit Committee are set forth in a charter adopted by the Board of Directors and include: (i) appointing our independent registered public accounting firm; (ii) reviewing, approving and monitoring the scope and cost of any proposed audit and non-audit services that are provided by, as well as the qualifications and independence of, the independent registered public accounting firm; (iii) reviewing and monitoring with the independent registered public accounting firm, and any internal audit staff, the results of audits, any recommendations from the independent registered public accounting firm and the status of management’s actions for implementing such recommendations, as well as the quality and adequacy of our internal financial controls and any internal audit staff; and (iv) reviewing and monitoring our annual and quarterly financial statements and the status of material pending litigation and regulatory proceedings. The Audit Committee met one time in 2017.

Compensation Committee

The Compensation Committee of the Board of Directors includes Mr. Caponi as Chairman, with Mr. Meyer and Mr. Esposito as additional members. Mr. Caponi and Mr. Meyer are considered “outside directors” as defined by Section 162(m) of the Internal Revenue Code; all members are non-employee directors as defined by the applicable regulations promulgated by the SEC under the Exchange Act. The Compensation Committee’s responsibilities include: (i) reviewing and recommending to the full Board of Directors the salaries, bonuses, and other forms of compensation and benefit plans for management and (ii) administering our equity compensation plans. The duties of the Compensation Committee as the administrator of those plans include, but are not limited to, determining those persons who are eligible to receive awards, establishing terms of all awards, authorizing grants of awards, and interpreting the provisions of the equity compensation plans and grants that are made under those plans. The Compensation Committee met once in 2017. It operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC.

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of our Board of Directors to be present at our annual meetings of stockholders in person if their schedules permit. Our last Annual Meeting of Stockholders was held on December 15, 2016, and three of our directors attended that meeting.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid to the non-employee members of the Board of Directors during the year ended December 31, 2017.

Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Vincent C. Caponi(1)	--	--	74,147	--	--	--	74,147
Stephen F. Meyer (2)	--	--	11,205	--	--	--	11,205
D. Montgomery(3)	--	--	18,644	--	--	--	18,644
Daniel Hoyt(4)	--	--	74,147	--	--	--	74,147

(1)   As of December 31, 2017, Mr. Caponi had options to purchase 2,750,000 shares of Common Stock. Mr. Caponi voluntarily surrendered all of his outstanding options on February 16, 2018.
(2)   As of December 31, 2017, Mr. Meyer had options to purchase 500,000 shares of Common Stock.
(3)   Mr. Montgomery resigned from our Board of Directors effective August 31, 2017. His vested options were forfeited on November 29, 2017.
(4)    Mr. Hoyt retired from our Board of Directors on June 21, 2017. His vested options will expire upon the earlier of three years from his retirement date or the termination date stated in the grant documents. As of December 31, 2017, Mr. Hoyt had vested options to purchase 2,500,000 shares of Common Stock. On February 19, 2018, Mr. Hoyt voluntarily surrendered options to purchase 500,000 shares of Common Stock.

PROPOSAL 1
ELECTION OF DIRECTORS

Vincent C. Caponi, David A. Dodd, David A. Esposito, Stephen F. Meyer, and Michael E. Shannon currently serve as our Board of Directors. Directors serve a one-year term of office and until his successor is duly elected and qualified or until such director’s death, resignation or removal. The current directors, re-nominated by the Board of Directors, will stand for re-election to serve until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal.

Directors are elected by a plurality of the votes cast (meaning that the five director nominees who receive the highest number of shares voted “for” their election are elected). With respect to the election of directors, you may vote “for” or “withhold” authority to vote for each of the nominees for the Board. “Withhold” votes and broker non-votes are not considered votes cast and will have no effect on the election of the nominees.

Shares represented by proxies will be voted “FOR” the election of each of the five nominees named above, unless the Proxy Card is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the Proxies may be voted for such substitute nominee as the Proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than five directors. Stockholders may not cumulate votes in the election of directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE FIVE NOMINATED DIRECTORS.

DIRECTOR BIOGRAPHIES

Set forth in the table below is certain information regarding our directors, each of whom is nominated to be re-elected at the Annual Meeting, based on information furnished to us by the director as of April 2, 2018. Additional biographical information for each director nominee is set forth below the table.

Name	Age	Position
David A. Esposito	49	Director, Chairman of the Board
David A. Dodd	68	Director, Chief Executive Officer
Michael E. Shannon	70	Director, President and Chief Scientific Officer
Stephen F. Meyer	60	Director
Vincent C. Caponi	67	Director

David A. Esposito became a director in February 2014 and currently serves as the Chairman of our Board. From March 1, 2017 through September 18, 2017, he served as Interim Chief Executive Officer. Mr. Esposito is the President and CEO of Armune BioScience, Inc., an early stage medical diagnostics company focused on developing and commercializing unique technology for diagnostic and prognostic tests for prostate, lung, and breast cancers. Mr. Esposito also is a director of Allergenis, Inc., an early stage allergy diagnostics company.  From 2011 to 2013, Mr. Esposito was Vice President, Commercial Operations, at Thermo Fisher Scientific. Before joining Thermo Fisher Scientific, he was President and General Manager of Phadia US Inc., a specialty diagnostics company, from 2009 until its acquisition by Thermo Fisher Scientific in 2011. He was employed in various positions by Merck & Co., Inc. from 1996 to 2009, including stints as Executive Director of the Respiratory Marketing Team (2006-2007), New Commercial Model (2007-2008), and US Commercial Strategy (2008-2009). He was a combat infantry officer (Lt., US Army Infantry, 101st Airborne Division) from 1990-1993 and served in Operation Desert Storm in 1991, where he was awarded the Bronze Star Medal for combat action in Iraq. He received a BS degree in civil engineering at the United States Military Academy (West Point), and an MBA from Syracuse University. He also completed an executive education program, Competitive Marketing Strategy Program, at The Wharton School (University of Pennsylvania). Mr. Esposito chairs our Audit Committee and is a member of the Compensation Committee.  Our Board believes that Mr. Esposito’s extensive industry experience qualifies him to serve as a member of our Board.

David A. Dodd became a director and Chief Executive Officer in September 2017. Since March 2010, Mr. Dodd has been a member and, since January 2011, Chairman of the Board of Directors of GeoVax Labs, Inc. (OTC: GOVX), a publicly-traded vaccine development company. From April 2013 to July 2017, he served as President and Chief Executive Officer, and as a member of the Board of Directors, of Aeterna Zentaris Inc. (Nasdaq: AEZS), a publicly-traded drug development company. He was Chairman of the Board of Directors of Aeterna Zentaris Inc. from May 2014 to May 2016. Mr. Dodd continues to serve as a member of the Board of Directors of Aeterna Zentaris Inc. He is also the Chief Executive Officer of RiversEdge BioVentures, an investment and advisory firm focused on the life sciences and pharmaceuticals industries, which he founded in 2009. From December 2007 to June 2009, Mr. Dodd was President, Chief Executive Officer and Chairman of BioReliance Corporation, a privately-owned organization that provided biological safety testing, viral clearance testing, genetic and mammalian toxicology testing and laboratory animal diagnostic services testing. From October 2006 to April 2009, he served as non-executive chairman of Stem Cell Sciences Plc., a publicly-traded research products company. Before that, Mr. Dodd served as President, Chief Executive Officer and Director of Serologicals Corporation (Nasdaq: SERO) before it was sold to Millipore Corporation in July 2006 for $1.5 billion. For five years prior to his employment by Serologicals Corporation, Mr. Dodd served as President and Chief Executive Officer of Solvay Pharmaceuticals, Inc. and Chairman of its subsidiary Unimed Pharmaceuticals, Inc. He has more than 35 years of executive experience in the healthcare industry. Our Board believes that Mr. Dodd’s extensive industry experience qualifies him to serve as a member of our Board of Directors and our Chief Executive Officer.

Dr. Michael E. Shannon M.A., M.Sc., M.D., became a director on August 18, 2008, President in 2011 and Chief Scientific Officer in 2018. In October 2008, he was appointed President of the Canadian Foundation for Global Health, a not-for-profit association founded by the Company. Dr. Shannon received his medical degree from Queen’s University in Canada, which included advanced training in surgery and sports medicine. He also holds post-graduate degrees in neurochemistry and physiology. He has been actively engaged in applied medical research within these areas for over 28 years. He served in the Canadian Forces for 31 years, retiring at the rank of Commodore (Brigadier General equivalent) as Deputy Surgeon General for Canada. During the first Gulf War, Dr. Shannon served as the senior medical liaison officer for all of the Canadian forces. In 1996, he assumed responsibilities within Health Canada for re-organizing the Canadian blood system. Working with both the provincial and federal governments, he oversaw the development of a new corporate entity dedicated exclusively to the management of blood services in Canada. He was then appointed Director General for the Laboratory Centre for Disease Control, a position he held for three years. In December 2000, Dr. Shannon left the Canadian federal government to pursue a new career in industry. In that capacity, he simultaneously directed a phase III clinical trial in Canada, the United States and Great Britain for an artificial blood substitute product. Following completion of that work, he was asked to accept a special assignment with the Canadian Federal Government Auditor General’s office to conduct a cost benefit analysis of all government sponsored pharmacare programs and make recommendations directly to the Parliament of Canada. His assignment and presentation to Parliament was completed in November 2004. Dr. Shannon then served on a special assignment to the Canadian Public Health Agency (Centers for Disease Control equivalent in the United States) as Senior Medical Advisor. His responsibility was to direct the rebuilding of the Emergency Medical Response Capacity for Canada. In this regard and under his direction, the largest emergency medical response exercise in the history of the country, involving the overnight construction of a mobile hospital, hundreds of doctors and thousands of patients, was successfully held in Toronto in December 2007. Dr. Shannon has been actively engaged in medical bio-oxidative (O3) based research since 1987 and was directly responsible for the first human clinical trial to have ever been approved in North America which examined the efficacy of O3 delivered via minor autohemotherapy in the treatment of AIDS. He was also responsible for several primate studies utilizing O3 involving scientists from various departments within the Canadian Federal Government, as well as senior investigators from the Company and Cornell University. Dr. Shannon’s qualifications to serve as a member of the Board of Directors include his extensive medical research and related experience and other accomplishments noted above.

Vincent C. Caponi became a director in October 2014. Mr. Caponi retired from Ascension Health in 2017 and now serves as an independent consultant for the Ascension Health system. He served as President and CEO of St. Vincent Medical Center in Bridgeport, CT from July 2016 to July 2017. Until July 2013, Mr. Caponi served as the Chief Executive Officer of St. Vincent Health, growing the St. Vincent Health ministry to a 22-hospital system serving central and southern Indiana. St. Vincent Health is one of Indiana’s largest employers. Ascension Health of St. Louis, Missouri – the sponsor of St. Vincent Health – is the nation’s largest Catholic non-profit health systems with 130 hospitals located in 28 states. Mr. Caponi is the former Executive Board Chair for St. Vincent Health (2013-2015) and Executive Board Chair for Ascension Texas (2014-2016). Mr. Caponi also served as the special representative for Ascension Health in the Cayman Islands at Health City Cayman Island hospital, a joint venture between Ascension Health and Narayana Health, India. In the first quarter of 2016, Mr. Caponi served as the Interim CEO for Ascension Wisconsin and now is a special advisor for that ministry. Mr. Caponi is the Chairman of our Compensation Committee and serves on our Audit Committee. Our Board believes that Mr. Caponi’s extensive executive experience in the healthcare industry qualifies him to serve on our Board.

Stephen F. Meyer became a director in May 2017. Mr. Meyer was the President and Chief Executive Officer of Welch Allyn, Inc., a privately-held developer, manufacturer and marketer of frontline care devices and diagnostic solutions, headquartered in Skaneateles Falls, New York from December 2010 until the company’s merger with Hill-Rom, Inc. in October 2015. He joined Welch Allyn in 1981 as a sales representative in Detroit, Michigan. Mr. Meyer held a series of executive and senior leadership roles in a variety of areas from international sales and marketing to product development, operations, and general management. As President and CEO, Mr. Meyer navigated Welch Allyn during a time of substantial industry change, developing and executing a new strategy, restructuring the business, engaging more deeply with customers, and becoming more acquisitive. Mr. Meyer is an executive advisor to Beecken Petty O’Keefe & Company, a private equity management firm that focuses on the healthcare industry, is a member of the boards of directors of Paragon Medical, Inc. and SRC Ventures, Inc., and is an advisor to Medical Distribution Solutions, Inc., a leading publicity and content company in the health care business and is an advisor to the founder of Vitls, an early-stage company focused on remote patient monitoring. He also is a founder and the managing director of River Marsh Capital, LLC, a firm investing primarily in healthcare developments which enhance and improve health, and providing corporate advisory services to companies, private equity, and venture firms. He is a past board member of TIDI Medical Products LLC, a past board member and chair of MedTech (Central New York’s Medical Technology Association), a past board member and president of the Health Industry Manufacturers Marketing Council, a past board member of AdvaMed and Medical Device Manufacturers Association, and past board member of AAFP’s Foundation. Mr. Meyer received a Bachelor of Science in Biology from Alma College and earned a Master’s of Business Administration from the William E. Simon Graduate School of Business at the University of Rochester, New York. In addition to the achievements noted above, our Board believes that Mr. Meyer’s experience in marketing and product development in the healthcare industry qualify him to serve as a member of our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 2, 2018 (the “Table Date”) regarding the number of shares of Common Stock beneficially owned by (i) each of our named executive officers and directors; and (ii) all officers and directors as a group.  We are not aware of any person who beneficially owned five percent or more of our Common Stock as of the Table Date.

Unless otherwise indicated, each owner in the table has sole voting and investment power over the shares of Common Stock indicated.  Beneficial ownership is determined in accordance with the Rule 13d-3 promulgated under the Exchange Act and includes voting or investment power with respect to shares beneficially owned.

Title of class	Name and Address of beneficial owner (1)	Amount and nature of beneficial ownership	Percentage of class (2)
Common Stock	Vincent C. Caponi, Director	-	-
Common Stock	David A. Dodd, Director and Chief Executive Officer	2,000,000	*
Common Stock	David A. Esposito, Chairman of the Board	9,773,334	2.39
Common Stock	Stephen F. Meyer, Director(3)	750,000	*
Common Stock	Michael E. Shannon, Director, President and Chief Scientific Officer(4)	3,388,048	*
Common Stock	Stephanie L. Sorensen, Chief Financial Officer	-	-
Common Stock	All Officers and Directors as a Group (8 persons)	16,911,382	4.05
______________
*   Less than one percent
(1)          Except as otherwise indicated, the address of the stockholder is: c/o Medizone International, Inc., 350 East Michigan Avenue, Suite 500, Kalamazoo, MI 49007.
(2)          Based on a total of 415,191,788 shares outstanding.
(3)          Includes 500,000 shares owned by River Marsh Capital, LLC, of which Mr. Meyer is a managing partner, and 250,000 shares that are subject to vested options.
(4)          Includes 888,048 shares owned by Mr. Shannon and 2,500,000 shares subject to vested options.

EXECUTIVE OFFICERS

The names of our executive officers, their ages as of April 2, 2018, and their positions are shown in the table below. Additional information regarding the officers follows the table.

Name	Age	Position
David A. Dodd	68	Director, Chief Executive Officer
Michael E. Shannon	70	Director, President, and Chief Scientific Officer
Stephanie Sorensen	48	Chief Financial Officer
Philip A. Theodore	64	Executive Vice President – Operations and Administration, General Counsel and Corporate Secretary
Jude P. Dinges	59	Executive Vice President, Chief Commercial Officer

The Board of Directors chooses executive officers, who serve at the discretion of our Board. There is no family relationship between any of the directors or executive officers and any other director or executive officer of the Company.

Each of Mr. Dodd’s and Dr. Shannon’s biographies are included under Proposal No. 1, Election of Directors under “Director Biographies.”

Stephanie L. Sorensen has been our Chief Financial Officer since October 2016.  Ms. Sorensen also currently serves part-time as the Corporate Controller for Q Therapeutics, Inc. and Elute, Inc. both in Salt Lake City, Utah.  Q Therapeutics, Inc. is a clinical-stage biopharmaceutical company that is developing human cell-based therapies that can be sold as “off-the-shelf” pharmaceuticals intended to treat neurodegenerative diseases of the brain and spinal cord. Elute, Inc. is a start-up privately held company developing and commercializing a new class of polymer-controlled drug delivery devices designed to prevent and treat orthopedic and other surgical bone infections. From October 2009 to August 2012, Ms. Sorensen was the Assistant Controller of World Heart Corporation, a publicly traded medical device company that had developed a ventricular heart valve for late stage heart failure patients as a bridge-to-transplant solution. World Heart was acquired by HeartWare International, Inc. in 2012. From November 2007 to October 2009, Ms. Sorensen was the Assistant Controller of Amedica Corporation, a medical device company that developed and sold ceramic spinal implants. Prior to Amedica, Ms. Sorensen held various operational and financial positions for both private and public companies in the pharmaceutical, telecommunications and software development industries.

Philip A. Theodore has been our Executive Vice President – Operations and Administration, General Counsel and Corporate Secretary since November 1, 2017.  Mr. Theodore is a graduate of the University of Cincinnati College of Law, and holds a B.A. (Political Science) from the University of Tennessee at Chattanooga.  Before joining Medizone, Mr. Theodore served as Vice President, Chief Administrative Office, General Counsel and Corporate Secretary with Aeterna Zentaris Inc. from October 2014 through July 2017. Prior to joining Aeterna Zentaris, he served as Vice President, General Counsel and Corporate Secretary of Zep Inc. from July 2010 through September 2014; as Senior Vice President and General Counsel of John H. Harland Company, from September 2006 to September 2007; and as Vice President, General Counsel and Corporate Secretary of Serologicals Corporation from 2004 through August 2006. Mr. Theodore was a partner in the corporate practice of King & Spalding, LLP, an Atlanta-based law firm, from 1986 through 2003.

Jude P. Dinges joined us as Executive Vice President, Chief Commercial Officer effective as of January 30, 2018. Mr. Dinges began his career nearly 30 years ago as a professional sales representative at Bristol Laboratories and later at Merck & Co., where he was promoted to positions with increased responsibilities in training, sales, management, marketing and market development. While at Merck, Mr. Dinges won multiple awards, including the President’s Achievement Award in 2001, awarded to one of 32 Business Directors each year. He received the Change Agent Award for his market development prelaunch business planning and contributions to sales force execution, while launching the blockbuster brands Cozaar®, Fosamax®, Singulair®, Maxalt®, Vioxx®, and Vytorin®. He was recognized with a Career Achievement Award for his consistent top performance as a Senior/Executive Business Director. Mr. Dinges joined Novartis Pharmaceuticals in 2006 and led his region to top performance in the launch of Tekturna® while balancing a broad antihypertensive portfolio across several Novartis divisions. His region also led the nation in market share for Exelon® and Exelon Patch®. In 2008, Mr. Dinges became the Respiratory & Infectious Disease Specialty Medicines Director. In 2009, Mr. Dinges joined Amgen Inc. as Executive Director of Region Sales, Bone Health Business Unit. Mr. Dinges led his region team to a highly successful launch of monoclonal antibody, Prolia®, across the southeastern United States and Puerto Rico. Most recently Mr. Dinges served as Senior Vice President, Chief Commercial Officer of Aeterna Zentaris, Inc.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows the total compensation paid in the last two completed fiscal years to each person who served as our Chief Executive Officer (our principal executive officer) during 2017 and to our two other most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of December 31, 2017 (“Named Executive Officers”).

Summary Compensation Table

Name and principal position	Year	Salary ($)	Stock awards ($)	Option awards ($)	Other ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Edwin G. Marshall (1) Former Chairman and Chief Executive Officer	2017	32,500	--	74,147	--	106,647
	2016	195,000	--	--	--	195,000

David A. Esposito(2) Chairman and Former Interim Chief Executive Officer	2017	123,750	150,000	74,147	6,800	354,697
	2016	--	--	--	--	--

David A. Dodd(3) Chief Executive Officer	2017	72,197	60,000	--	--	132,197
	2016	--	--	--	--	--

Michael E. Shannon (4) President	2017	184,704	--	74,147	--	258,851
	2016	175,922	--	--	--	175,922

Stephanie L. Sorensen(5) Chief Financial Officer	2017	60,000	--	18,537	--	78,537
	2016	15,000	--	--	--	15,000

(1) On February 28, 2017, Mr. Marshall retired from his position as Chairman of the Board and Chief Executive Officer. Upon termination, Mr. Marshall entered into the Ed Marshall Severance Agreement, which sets forth a payment schedule related to certain promissory notes previously issued to Mr. Marshall with respect to unpaid cash compensation owing to him for prior periods and certain modifications to equity awards previously granted to him under our 2014 Equity Incentive Plan. Among other things, the changes modify the exercise period of the grants from three weeks to three years following the termination of his employment. We are currently in arrears in our obligations under the Marshall Severance Agreements entered into with Mr. Marshall and his wife, Dr. Jill Marshall, whose employment also terminated in February 2017.

(2) Mr. Esposito is Chairman of our Board of Directors. He became Interim Chief Executive Officer on March 1, 2017, upon the retirement of Mr. Marshall. In connection with Mr. Esposito’s appointment as Interim Chief Executive Officer, we entered into an employment agreement that provided for the payment of an annual base salary of $225,000 and eligibility for a target bonus equal to 50% of his base salary based on performance goals established by our Board. The amount of salary shown in the table is the amount of salary that was accrued but not paid to Mr. Esposito during the portion of 2017 that he served as Interim Chief Executive Officer. Mr. Esposito agreed to serve without payment until our cash position improves. Mr. Esposito also received a stock award of 1,000,000 shares of Common Stock upon his appointment and was eligible to receive an additional 1,000,000 shares of Common Stock upon the commercialization of the AsepticSure® system in the United States. Mr. Esposito stepped down as Interim Chief Executive Officer when Mr. Dodd was appointed in September 2017, at which time this award expired. In February 2017, while he was serving as a member of our Board of Directors and prior to his appointment as Interim Chief Executive Officer, he received a fully vested stock option grant to purchase 1,000,000 shares of Common Stock pursuant to our 2016 Equity Incentive Plan. Mr. Esposito voluntarily surrendered this option on February 14, 2018. Between March 1, 2017 and August 31, 2017, Mr. Esposito purchased 6,333,334 shares of Common Stock at $0.06 per share for cash in our private placement to accredited investors on terms of the offering provided to unaffiliated investors. The market price of our Common Stock during the offering fluctuated between $0.06 and $0.10 per share. The total discount to market of $6,800 related to the shares purchased by Mr. Esposito is shown in column (f) as “other” compensation. Mr. Esposito’s participation in the offering was approved by disinterested members of the Board of Directors.

(3) Mr. Dodd became Chief Executive Officer on September 18, 2017. At the time of his employment, we entered into a written employment agreement with Mr. Dodd that provides an initial base salary of $250,000 per year and an annual performance bonus with an initial target of 65% of annual base salary, payable upon achievement of targets established by the Board of Directors, including targets related to operating capital levels; commercialization of the AsepticSure® system in the United States; and building and scaling commercial operations, including recruiting of experienced personnel to lead commercialization in the U.S. market. The amount of salary shown in the table is the amount of salary that was accrued but not paid to Mr. Dodd during the portion of 2017 that he served as Chief Executive Officer. Mr. Dodd has agreed to serve without receiving cash compensation until our financial condition will permit us to make cash salary payments to him. Pursuant to his employment agreement with us, Mr. Dodd was granted 1,000,000 restricted shares of Common Stock that were scheduled to vest on March 18, 2018, and 1,000,000 restricted shares of Common Stock that will vest immediately upon the commercialization of the AsepticSure® system in the United States; provided, however, that all such shares will vest immediately in the event of a change of control. On January 3, 2018, Mr. Dodd voluntarily surrendered all rights to the 1,000,000 shares of Common Stock that were scheduled to vest on March 18, 2018.

(4) Dr. Shannon receives a base salary paid in Canadian Dollars of $240,000 per year. The above amounts have been converted to U.S. dollars using the average exchange rate between the Canadian and the U.S. dollar for each year indicated. The average exchange rates were .769601 and .7330075 for 2017 and 2016, respectively. Column (e) represents compensation paid to Dr. Shannon in the form of stock options granted as compensation for Dr. Shannon’s service as a member of our Board of Directors (see “Director Compensation”), valued using the Black-Scholes option pricing model.

(5) Ms. Sorensen became Chief Financial Officer on October 1, 2016. We entered into an employment agreement with Ms. Sorensen that provides for an initial base salary of $60,000 per year. On February 2, 2017, Ms. Sorensen was granted an option to purchase 250,000 shares of Common Stock. Ms. Sorensen voluntarily surrendered this option on January 3, 2018.

Change of Control Agreements

We have entered into agreements (the “Change of Control Agreements”) with Messrs. Dodd, Dinges, Shannon and Theodore and Ms. Sorensen. The Change of Control Agreements provide that if the employment of any of these executives is terminated by the executive for “Good Reason” (as defined in the Change of Control Agreements) or by us without “Cause” (as defined in the executive’s employment agreement), other than on the account of the executive’s death or disability, in each case within 12 months following a “Change of Control” (as defined in the Change of Control Agreements), the executive will be entitled to receive severance payments (the “Severance Pay”).

For purposes of the Change of Control Agreements, the following definitions apply:

•	“Change of Control” means the occurrence of any of the following:

(i)           one person (or more than one person acting as a group) acquires ownership of our stock that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock; provided that, a Change of Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of our stock and acquires additional stock;

(ii)           one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of our stock possessing 30% or more of the total voting power of our stock;

(iii)           a majority of the members of our Board of Directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of our Board of Directors before the date of such appointment or election; or

(iv)           the complete liquidation of us or the sale or other disposition by us of all or substantially all of our assets.

•	“Good Reason” means any of the following events if effected by us without the executive’s consent within 12 months of the Change of Control:

(i)           a change in the executive’s position that materially diminishes his or her duties, responsibilities, or authority;

(ii)           a material diminution of the executive’s base salary;

(iii)           any requirement that the executive relocate or any assignment of duties that would be materially adverse to the maintenance of the principal residence the executive had immediately prior to the Change of Control;

(iv)           our material breach of the executive’s employment or Change of Control Agreement; or

(v)           our failure to secure the written assumption of our material obligations under the executive’s employment or Change of Control Agreement from any successor to us.

If the Change of Control is one of the events specified in paragraphs (i), (ii) or (iii) of the definition of Change of Control above that values us at more than $100 million, the Severance Pay payable to the executive will equal three times the executive’s annual base salary and target bonus in effect on the date of the Change of Control.

If the Change of Control is one of the events specified in paragraphs (i), (ii) or (iii) of the definition of Change of Control that values us at less than $100 million, but more than $75 million, the Severance Pay will equal two times the executive’s annual base salary and target bonus in effect on the date of the Change of Control.

If the Change of Control is one of the events specified in paragraphs (i), (ii) or (iii) of the definition of Change of Control that values us at less than $75 million, but more than $50 million, the Severance Pay will equal one times the executive’s annual base salary and target bonus in effect on the date of the Change of Control.

If the Change of Control is the event specified in paragraph (iv) of the definition of Change of Control, the Severance Pay will equal one times the executive’s annual base salary and target bonus in effect on the date of the Change of Control.

In addition to the Severance Pay, we are obligated to provide group medical continuation coverage under our group medical plan for the executive, his or her spouse and his or her eligible dependents for 18 months following the date of his or her termination of employment following the Change of Control; provided that the executive is eligible for COBRA and has elected continuation coverage under the applicable rules. In lieu of providing such coverage, we may pay to the executive an amount equal to the cost of such group medical continuation coverage, which amount shall be calculated using the applicable COBRA premium rates in effect for the month in which the termination of employment following a Change of Control occurs.

The Severance Pay and the cost of group medical continuation coverage (if we elect to pay the cost of such coverage to the executive) will be paid to the executive in a lump sum within 90 days. The vesting and exercisability of each option and any other equity award granted to the executive by us (or of any property received by the executive in exchange for such options in a Change of Control) will be automatically accelerated in full upon the termination of his or her employment following a Change of Control.

Risk Assessment of Compensation Programs

Our Compensation Committee, together with management, assesses and considers potential risks when reviewing and approving our compensation programs. Our Compensation Committee believes that any risks arising from our compensation programs are not reasonably likely to have a material adverse effect on us.

Outstanding Equity Awards as of Fiscal Year-End 2017

The following table summarizes the outstanding equity awards held by our Named Executive Officers as of December 31, 2017:

	Option Awards					Stock Awards
Name	Number of Securities underlying unexercised options (#) exercisable	Number of Securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Edwin G. Marshall Former Chairman and Chief Executive Officer	250,000 1,500,000 1,000,000	-- -- --	-- -- --	0.163 0.0877 0.10	4/30/2019 2/28/2020 2/28/2020	-- -- --	-- -- --	-- -- --	-- -- --
David A. Esposito (1) Chairman and Interim Chief Executive Officer	1,000,000 750,000 1,000,000	-- -- --	-- -- --	0.1095 0.0877 0.10	2/26/2019 8/18/2020 2/2/2027	-- -- --	-- -- --	-- -- --	-- -- --
David A. Dodd(2) Chief Executive Officer	--	--	--	--	--	--	--	1,000,000	40,000
Michael E. Shannon(3) President and Chief Scientific Officer	650,000 1,500,000 1,000,000	-- -- --	-- -- --	0.13 0.0877 0.10	8/15/2019 8/18/2020 2/2/2027	-- -- --	-- -- --	-- -- --	-- -- --
Stephanie Sorensen Chief Financial Officer	250,000	--	--	0.10	2/2/2027	--	--	--	--

(1)	Mr. Esposito voluntarily surrendered all of his outstanding options on February 14, 2018.
(2)	Does not include the restricted stock award for 1,000,000 shares that will vest upon certain performance conditions.
(3)	Mr. Shannon voluntarily surrendered his option for 650,000 shares on March 1, 2018.
(4)	Ms. Sorensen voluntarily surrendered her option for 250,000 shares on January 3, 2018.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee selected Tanner LLC  (“Tanner”) as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2018. As a matter of good corporate governance, our Audit Committee has decided to submit its selection of the Company’s principal independent registered public accounting firm to our stockholders for ratification. In the event that Tanner is not ratified by our stockholders, the Audit Committee will review its future selection of Tanner as our principal independent registered public accounting firm.

Tanner audited our financial statements for the years ended December 31, 2017 and 2016. Representatives of Tanner are not expected to be present at the Annual Meeting as we do not wish to incur the expense of their travel to the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, Tanner periodically rotates the individuals who are responsible for our audit.

Tanner performed services consisting of the audit of our annual consolidated financial statements for 2017 and 2016. In the years ending December 31, 2017 and 2016, there were no other professional services provided by Tanner, except for minor tax compliance services.

The following table summarizes the audit fees (which include quarterly reviews and periodic filings) paid to Tanner for the years ended December 31, 2017 and 2016.  The table also includes tax compliance fees paid to Tanner for the years indicated.

	Years Ended December 31,
	2017		2016
Audit Fees	$33,000		$41,342
Audit Related Fees	--		--
Tax Fees	2,600	(1)	2,600	(1)
All Other Fees	--		--
Total Fees	$35,600		$43,942

(1)	Estimated.

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. All of the services relating to the fees described in the table above were approved by our Audit Committee.

Independence

Tanner has advised us that it has no direct or indirect financial interest in the Company or its affiliates and that it has had, during the last three years, no connection with the Company or its affiliates, other than as the Company’s independent registered public accounting firm or in connection with certain other activities, as described below.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is responsible for reviewing, approving and managing the engagement of the Company’s independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefor, and all other matters the Audit Committee deems appropriate, including the Company’s independent registered public accounting firm’s accountability to the Board of Directors and the Audit Committee. The Audit Committee Chairman reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of audited financial statements with US GAAP, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (“PCAOB”), including PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the Securities and Exchange Commission (SEC) and other applicable regulations, and discussed and reviewed the results of the Company’s independent registered public accounting firm’s examination of the financial statements. In addition, the Audit Committee Chairman discussed with the Company’s independent registered public accounting firm the independent registered public accounting firm’s independence from management and the Company, including the matters in the written disclosures and the letter regarding its independence by Rule 3526 of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether the provision of non-audit services was compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee Chairman discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audits, and received from them written disclosures and a letter regarding their independence required. The Audit Committee Chairman meets with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. The Audit Committee has also retained Tanner LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Audit Committee:
David A. Esposito
Vincent C. Caponi
 Stephen F. Meyer

PROPOSAL 3
AMENDMENT OF OUR ARTICLES OF INCORPORATION
 TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 1,000,000,000 SHARES

On March 19, 2017, the Board of Directors, subject to approval of our stockholders, approved a proposal (the “Amendment”) to amend our Amended Articles of Incorporation to increase the number of authorized shares of Common Stock from 500,000,000 to 1,000,000,000 shares. The additional Common Stock to be authorized by adoption of the Amendment would have, upon issuance, rights identical to our currently outstanding shares of Common Stock. The number of authorized shares of our preferred stock will not be affected by the Amendment. As of the date of this Proxy Statement, we have not designated any series or issued any shares of preferred stock. On the Record Date, there were 415,191,788 shares of our Common Stock issued and outstanding, and 78,882,877 shares of our Common Stock reserved for issuance. Accordingly, approximately 5,925,335 shares of the total number of shares of Common Stock currently authorized remain available for issuance or may be reserved for issuance.

Form of the Amendment

The Amendment provides that Article IV of our Amended Articles of Incorporation will be amended to read as follows:

ARTICLE IV — CAPITAL STOCK

Classes of Stock. The Corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares which the Corporation is authorized to issue is One Billion Fifty Million (1,050,000,000). One Billion (1,000,000,000) shares shall be Common Stock, par value $0.001 per share, and Fifty Million (50,000,000) shares shall be Preferred Stock, no par value per share, undesignated as to class, powers, designations, preferences, limitations, restrictions or relative rights. The board of directors of the Corporation is authorized to fix and determine any class or series of Preferred Stock and the number of shares of each class or series and to prescribe the powers, designations, preferences, limitations, restrictions and relative rights of any class or series established, all by resolution of the board of directors and in accordance with Section 78.1955 of the Nevada Revised Statutes, as the same may be amended and supplemented. All shares of stock issued by the Corporation shall be issued as fully paid up and nonassessable. Each share of Common Stock issued and outstanding shall entitle the holder thereof to one vote on all matters presented for a vote of the Stockholders of the Corporation.

A copy of the full text of the Amendment is attached to this Proxy Statement as Appendix A.

Reasons for the Increase in Authorized Common Stock

Our Board of Directors has determined that it is in our best interest, and in the best interest of our stockholders, to amend our Amended Articles of Incorporation to increase the total number of authorized shares of Common Stock from 500,000,000 shares to 1,000,000,000 shares. After taking into account shares subject to future issuance upon the exercise of outstanding warrants, convertible promissory notes and outstanding stock options, we currently have available for issuance only approximately 5,925,335 shares of authorized but unissued shares of our Common Stock. In this part of the Proxy Statement, we summarize several reasons for the increase in authorized Common Stock.

We have exhausted our authorized Common Stock.

Currently, we are authorized to issue 500,000,000 shares of Common Stock. Of the 500,000,000 shares of Common Stock authorized as of the Record Date, there were 415,191,788 shares issued and outstanding and 78,882,877 shares reserved for issuance upon the exercise of certain stock options and warrants and the conversion of our convertible debt. Therefore, we have exhausted our current authorized Common Stock.  We require additional shares of Common Stock for a variety of corporate purposes, as discussed below.

During the fourth quarter of 2017, our management sought to obtain additional shares of Common Stock to use for the corporate purposes described below by instituting a voluntary option-surrender program. Pursuant to this program, holders of out-of-the-money options were requested to voluntarily surrender their options, without expectation that the options would be reissued in the future or that the option holder would receive any other form of compensation. A total of 10,807,500 options and shares of restricted stock were surrendered pursuant to this program and the shares made available for future issuance. However, the number of shares available under our current authorized capital is insufficient to provide for the corporate purposes discussed below in the long term.  Therefore, the Board of Directors determined that it is necessary to request that our stockholders approve the Amendment.

We will not have access to the full amount available under our Equity Line unless additional shares of Common Stock are authorized.

As we have yet to establish significant revenue from the sale of the AsepticSure® system, we fund our operations through the sale of our Common Stock. We must engage in financing transactions using our Common Stock to survive as a going concern. On January 31, 2018, we entered into that certain Equity Purchase Agreement (as amended, the “Purchase Agreement”) with L2 Capital, LLC (“L2”) and SBI Investments LLC, 2014-1 (“SBI” and, together with L2, the “Investors”), pursuant to which we may, in our sole discretion, choose to issue shares of our Common Stock to the Investors at the applicable market price as defined in the Purchase Agreement and the Investors have committed to purchase in the aggregate, up to $10,000,000 of value of our Common Stock when such shares are put to them by us under the terms of the Purchase Agreement (the “Equity Line”). The Board of Directors has determined that our most feasible means of raising capital at this time is by means of the Equity Line. However, we are currently unable to exercise our right to direct the Investors to purchase shares of our Common Stock to the maximum extent permitted by the Equity Line because we do not have sufficient authorized shares to do so. To take advantage of the Equity Line to the maximum extent possible, we must increase our authorized shares as contemplated by this proposal.

We require shares of Common Stock to attract, retain and motivate employees.

Our success depends, in part, upon our continued ability to attract, retain, and motivate employees.  In this regard, we require a sufficient number of authorized shares of Common Stock to accommodate the issuance of options under the 2016 Plan. Enabling the exercise of such options and warrants and facilitating our ability to issue options under the 2016 Plan in the future is essential for us to meet our outstanding obligations and to attract, retain and motivate qualified directors, officers, employees and scientific personnel who are critical to our success. We must increase our authorized shares as contemplated by this proposal to do so.

We require shares of Common Stock to compensate third parties and to take advantage of strategic opportunities.

We wish to have adequate Common Stock available to issue for compensation for outside services from time to time as may be appropriate for our benefit and to take advantage of strategic opportunities. In addition, our growth strategy may include the pursuit of selective acquisitions to execute our business plan. We could use the additional Common Stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. There are no specific acquisitions under consideration at this time. Although there can be no assurance, such strategic opportunities could include engaging with the FDA and foreign regulatory authorities with respect to our regulatory strategy; arranging for the manufacture of the AsepticSure® system; implementing training and processes for site logistics, distribution, and supply chain; and establishing distribution networks. Our Board believes that developing a high degree of readiness to initiate or continue these activities will also better enable us to identify and enter into a potential strategic transaction. For this reason, it will be very important to have an adequate capital structure to provide the working capital needed to proceed. The authorization of additional shares of Common Stock as contemplated by this proposal is a critical element of our strategic and business planning.

Potential Effects of the Amendment

The Amendment will not alter the current number of issued shares or change the relative rights and limitations of the shares of Common Stock. Adoption of the Amendment will have no immediate dilutive effect on the proportionate voting power or other rights of our existing stockholders. Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued Common Stock, the future issuance of additional shares of Common Stock, including under the Equity Line, will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an effect on the potential realizable value of a stockholder’s investment.

The Amendment could adversely affect the ability of third parties to take us over or change our control by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of us with another company that the Board determines is not in our best interests or in the best interests of our stockholders.  The ability of our Board to cause us to issue substantial amounts of Common Stock without the need for stockholder approval, except as may be required by law or regulation, upon such terms and conditions as our Board may determine from time to time in the exercise of its business judgement may, among other things, result in practical impediments with respect to changes in our control or have the effect of diluting the stock ownership of holders of Common Stock seeking to obtain control of us. The issuance of Common Stock, while providing desirable flexibility in connection with potential financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in our control. Our Board, however, does not intend or view the Amendment to effect the increase in authorized shares as an anti-takeover measure, nor does it contemplate its use in this manner at any time in the foreseeable future.

Appraisal or Dissenters’ Rights

Pursuant to the Nevada Revised Statutes, stockholders are not entitled to appraisal rights or dissenters’ rights with respect to the Amendment or the increase in authorized shares.

Effectiveness of Amendment

If the Amendment is approved by the stockholders at the Annual Meeting, it will become effective upon the filing of a certificate of amendment with the Nevada Secretary of State.

Possible Effect of Failure to Approve the Amendment

If Proposal 3 is not approved, we will not be able to undertake additional financings involving the issuance of shares of Common Stock, including under the Purchase Agreement, we may breach our obligation to issue shares upon the exercise of outstanding options and warrants and we will be unable to enter into transactions that require the issuance of Common Stock, which could include strategic alliances, collaboration arrangements and other strategic transactions. In addition, our Board will not be able to grant awards under the 2016 Plan. If our stockholders do not approve Proposal 3 by the required vote, we will not have access to the additional authorized shares of Common Stock and will likely be forced to further limit our development activities. If we do not have a sufficient number of authorized shares to enable us to secure additional capital, we may not have sufficient cash flow and liquidity to fund our further development activities, which could significantly limit our ability to continue our operations. Ultimately, we may be forced to curtail all of our activities and potentially could be forced to cease operations.

If the stockholders do not approve the increase in our authorized Common Stock, we will be very limited in our efforts to raise additional equity capital. In such event, our operations and financial condition will be materially and adversely affected.

Required Vote and Recommendation

The affirmative vote of at least a majority of the outstanding shares of our Common Stock eligible to vote at the Annual Meeting will be required to approve the Amendment. Since approval requires a majority of shares outstanding, abstentions from voting on the proposal and broker non-votes will not be counted as votes cast and accordingly will have the same effect as a negative vote on this proposal. Any Proxy received that does not include instructions with respect to this Proposal 3 will be voted in accordance with the Board’s recommendation. With respect to Proposal 3, brokers and banks who hold shares of our Common Stock as nominees for their customers will have discretionary voting rights if their customers do not instruct the nominees as to their voting preferences and, accordingly, there may be few or no broker non-votes with respect to this proposal. We urge you to vote for this Proposal.

OUR BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 3 AND APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

PROPOSAL 4
STOCKHOLDER PROPOSAL TO RESCIND THE COMPANY’S AUTHORIZATION TO ISSUE
ALL REMAINING UNISSUED SHARES OF PREFERRED STOCK

Description and Background

Leon Hirsh, P.O. Box 10871, Pensacola, Florida 32524, has represented that he has been the beneficial owner of 350,000 shares of our Common Stock (having a value of at least $2,000) for more than one year and will continue to hold such stock through the date of the Annual Meeting. Mr. Hirsh has notified us that he intends to present the proposal set forth below (“Proposal 4”) at the Annual Meeting. In accordance with SEC rules, the proposal, together with the supporting statement of Mr. Hirsh, is set forth below. We are not responsible for the content of the stockholder proposal or the supporting statement.

The Board of Directors opposes the following Proposal 4 for the reasons stated after the proposal.

Stockholder’s Proposal

Mr. Hirsh’s proposal is as follows:

“To rescind the authorization of Medizone International, Inc. to issue all remaining, unissued shares of Preferred Stock.”

Stockholder’s Statement in Support of the Proposal 4

Mr. Hirsh has submitted the following statement in support of Proposal 4, in quotes below:

“My proposal is to rescind the authorization of Medizone International, Inc. to issue all remaining, unissued shares of Preferred Stock.  This authorization was created in 2009 and is listed at the bottom of Page 14 of the 10-K dated 12-31-09.  It is described as being a deterrent to potential suitors.

From Page 14 of the latest 10-K:  ‘Certain provisions of our articles of incorporation could discourage potential acquisition proposals or change in control.’

From Page 13 of the latest 10-K:  ‘Our Board of Directors may authorize the issuance of preferred stock and designate rights and preferences that will dilute ownership and voting interests of existing stockholders without their approval.’”

[end of supporting statement by Mr. Hirsh]

Company Statement in Opposition to Proposal 4

Our Board of Directors opposes the adoption of Proposal 4, and urges the stockholders to vote AGAINST Proposal 4.  The Board of Directors believes it is prudent for us to retain the right and authority to issue up to 50,000,000 shares of preferred stock, if and when the Board of Directors, exercising its fiduciary duty to the stockholders, deems such an issuance of shares to be in the best interests of the Company. Even though we have had the authority to issue preferred stock since that class of stock was first authorized in 2009, the Board of Directors has guarded that right with care, and to date, we have not issued any shares of preferred stock and have no present plans to issue preferred stock.

If Proposal 4 were adopted, we would be required to file an amendment to our Amended Articles of Incorporation, the authority of the Board to issue preferred stock as currently permitted under our Amended Articles of Incorporation would be eliminated and we would lose an important source of equity financing.

If Proposal 4 is not adopted, no increase or decrease would be made to the authorized number of shares of preferred stock in our Amended Articles of Incorporation.

The original amendment to our Amended Articles of Incorporation to authorize a class of "blank check" preferred stock was approved in 2009 by our stockholders. At that time, more than 97% of all stockholders holding voting shares that were represented at the meeting and entitled to vote on the matter (or about 54% of the issued and outstanding shares), voted to authorize us to issue up to 50,000,000 shares of preferred stock within the discretion and at the direction of the Board of Directors.

We believe that the availability of a class of preferred stock offers us increased flexibility and access to capital and other benefits, including the following:

•
First, the authorization of preferred stock supplements our authorized Common Stock by creating an undesignated class of preferred stock to increase our flexibility in pursuing strategic objectives. Future uses of the preferred stock may include, without limitation, issuance for cash as a means of raising capital, issuance as all or part of the consideration to be paid for acquisitions of other businesses or assets, and issuance as part of a joint venture or strategic alliance.

•
Second, preferred stock may also be useful in connection with stock dividends, equity compensation plans or other proper corporate actions. The Board has in the past, and will in the future, evaluate such opportunities and consider different capital structuring alternatives designed to advance our business strategy as we grow our business operations.

•
Third, the Board believes that retaining the authority to issue preferred stock will enable us to develop equity securities with terms tailored to specific purposes and to avoid the possible delay associated with, and significant expense of, calling and holding a special meeting of our stockholders each time the Board wishes to authorize us to issue preferred stock. “Blank check” preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital and making acquisitions. In particular, in recent years, smaller companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies. Such senior securities typically include liquidation and dividend preferences, voting rights, conversion privileges and other rights not found in common stock. By having a class of “blank check” preferred stock, we maintain flexibility in structuring such transactions.

•
Fourth, the Board believes that such enhanced ability to respond to opportunities and to favorable capital market conditions before the opportunities or conditions pass is in the best interests of us and our stockholders.

Mr. Hirsh made a proposal to rescind authorization of the preferred stock that was substantially identical to Proposal 4 for action at the annual meeting held in December 2016. The stockholders rejected the proposal at that meeting by a vote of 135,925,378 shares (approximately 77% of votes cast) against the proposal to 39,919,750 shares in favor of the proposal. Abstentions were 14,353,908 and broker non-votes were 114,613,516.

Vote Required

Pursuant to Nevada law, the affirmative vote of stockholders holding at least a majority of our outstanding Common Stock is required to approve the amendment to our Amended Articles of Incorporation necessary to effect Proposal 4. Any Proxy received that does not include instructions with respect to this Proposal 4 will be voted in accordance with the Board’s recommendation. Any votes that are withheld and any broker non-votes will not be included in determining the number of votes cast, but will have the effect of a vote against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “AGAINST” ADOPTION OF PROPOSAL 4.

SUBMISSION OF STOCKHOLDER PROPOSALS

There have been no changes in the past year to the procedures by which stockholders may recommend nominees for director to our Board. Pursuant to Section 4.02 of our Amended and Restated Bylaws, in order for a stockholder recommendation for a director nominee to be considered for nomination by the Board at the next annual meeting of stockholders, the recommendation must be made by a stockholder of record entitled to vote at the meeting at which elections will be held. Stockholder nominations must be made by notice addressed to our Corporate Secretary in writing, delivered or mailed and received at our principal executive office address, not less than 35 days prior to the annual meeting; provided, that in the event less than 50 days’ notice or prior disclosure of the annual meeting is given or made to stockholders, notice by the stockholder must be received by us no later than the earlier of (i) close of business on the 10th day following the date notice was given or public disclosure of the annual meeting was made, whichever occurs first, or (ii) two days prior to the date of the annual meeting. Each notice of nomination of director by a stockholder shall set forth:

•	each nominee’s name, age, business address, if known, and residence address of each nominee proposed in that notice;
•	the principal occupation or employment of each nominee for at least the five years preceding the date of the notice;
•	the number of shares of our Common Stock beneficially owned by each nominee;
•	any arrangement, affiliation, association, agreement or other relationship of the nominee with any stockholder of the Company;
•	a statement as to the nominee’s citizenship; and
•	any other information required to be included in a proxy statement regarding nominees for director pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder

The notice must also state the name and address of the stockholder of record giving the notice and the number of shares of Common Stock beneficially owned by the stockholder. Our Amended and Restated Bylaws have been publicly filed with the SEC and can also be provided upon request, addressed to our Secretary, as noted above.

If any stockholder intends to present a proposal to be considered for inclusion in the proxy material in connection with our 2019 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 -- Stockholder Proposals) and received by our Corporate Secretary on or before December 19, 2018. We are not required to include in our proxy materials a stockholder proposal that is received after that date or that otherwise fails to meet the requirements for stockholder proposals established by applicable SEC rules.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all Section 16(a) forms that they file. Based solely upon a review of the copies of such forms furnished to us or written representations that no Forms 5 were required, we believe that all reports required to be filed by these individuals and persons under Section 16(a) were filed during the year ended December 31, 2017, and that such filings were timely except as follows:

•
Mr. Philip A. Theodore, an executive officer, was late filing his initial report of beneficial ownership of shares on Form 3 and he was late filing a Form 4 to report his acquisition of 1,000,000 shares of stock on November 30, 2017, which was filed on December 5, 2017.

•
Mr. Stephen Meyer, a director, was late filing his initial report of beneficial ownership of shares on Form 3, which was filed on May 29, 2017; was late filing a Form 4 to report the grant of options to purchase 500,000 shares of Common Stock on May 19, 2017, which was filed on May 30, 2017; and was late filing a Form 4 to report the acquisition of 500,000 shares of Common Stock on June 6, 2017, which was ultimately filed on June 13, 2017.

•
Mr. Daniel Hoyt, a former director, filed a Form 4 on June 20, 2017. This report was late and/or reported transactions involving dispositions of Common Stock that occurred while Mr. Hoyt was a director for which no Form 4 had previously been filed, including gifts and sales, as follows:

Date of Transaction	Nature of Transaction	Number of Shares
04/23/2014	Sale	74,432
11/17/2016	Gift	500,000
02/23/2017	Gift	500,000
05/16/2017	Sale	46,500
05/18/2017	Sale	53,500
05/26/2017	Sale	48,800
06/01/2017	Sale	24,000
06/02/2017	Sale	30,860
06/05/2017	Sale	96,340
06/14/2017	Sale	78,100
06/15/2017	Sale	121,900
06/15/2017	Sale	400,000
06/16/2017	Sale	236,500

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting American Stock Transfer & Trust Company, either by calling toll-free (800) 937-5449, or by writing to American Stock Transfer & Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability, and, if applicable, the annual report and other proxy materials, to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability, and, if applicable, the annual report and other proxy materials, you may write or call our Corporate Secretary at 350 East Michigan Avenue, Suite 500, Kalamazoo, Michigan 49007, Attn: Investor Relations, telephone number 404-663-7360.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

The Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that Proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such Proxies.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed reports, proxy statements and other information with the SEC.  You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.W., Washington D.C. 20549. You may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains the reports, proxy statements and other information we file electronically with the SEC. The address of the SEC website is http://www.sec.gov.

We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Investor Relations
Medizone International, Inc.
350 East Michigan Avenue, Suite 500
 Kalamazoo, Michigan 49007

The Annual Report is also available at www.medizoneint.com/investor-relations/sec-filings/.

Appendix A

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of Corporation: Medizone International, Inc.
2.	The articles have been amended as follows: (provide article numbers, if available)
 Article IV is hereby amended in its entirety as follows:

“ARTICLE IV — CAPITAL STOCK
Classes of Stock. The Corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares which the Corporation is authorized to issue is One Billion Fifty Million (1,050,000,000). One Billion (1,000,000,000) shares shall be Common Stock, par value $0.001 per share, and Fifty Million (50,000,000) shares shall be Preferred Stock, no par value per share, undesignated as to class, powers, designations, preferences, limitations, restrictions or relative rights. The board of directors of the Corporation is authorized to fix and determine any class or series of Preferred Stock and the number of shares of each class or series and to prescribe the powers, designations, preferences, limitations, restrictions and relative rights of any class or series established, all by resolution of the board of directors and in accordance with Section 78.1955 of the Nevada Revised Statutes, as the same may be amended and supplemented. All shares of stock issued by the Corporation shall be issued as fully paid up and nonassessable. Each share of Common Stock issued and outstanding shall entitle the holder thereof to one vote on all matters presented for a vote of the Stockholders of the Corporation.”

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:   Majority of all Stockholders

4.	Effective date and time of filing: (optional) Date: _____________ Time: ______________________ (must not be later than 90 days after the certificate is filed)
5.	Signature: (required)

 X
Signature of Officer
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.
Nevada Secretary of State Amend Profit-After
Revised:  1-5-15

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 30, 2018.

MEDIZONE INTERNATIONAL, INC.	Meeting Information
	Meeting Type:		Annual Meeting
	For holders as of:		April 02, 2018
	Date:	May 30, 2018	Time:	11:00 AM EDT
	Location:	Parks, Chesin & Walbert,
26th Floor, 75 14th Street N.E.,
Atlanta, Georgia 30309

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

MEDIZONE INTERNATIONAL, INC.
ATTN: Philip A. Theodore
350 EAST MICHIGAN AVENUE
SUITE 500
KALAMAZOO, MI 49007

See the reverse side of this notice to obtain proxy materials and voting instructions.

—   Before You Vote   —
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
I. Combined Document
How to View Online:
Have the information that is printed in the box marked by the arrow è   XXXX XXXX XXXX   (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-888-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow è   XXXX XXXX XXXX   (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 16, 2018 to facilitate timely delivery.

—   How To Vote   —
Please Choose One of the Following Voting Methods
Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow è   XXXX XXXX XXXX   available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

Nominees

01 David A. Dodd 02 Michael E. Shannon 03 Stephen Meyer 04 David A. Esposito 05 Vincent C. Caponi

The Board of Directors recommends you vote FOR proposals 2. and 3.

2. To ratify the appointment of Tanner LLC as the independent registered public accounting firm for the fiscal year ending December 31, 2018.
3. To approve an amendment of the Company's Articles of Incorporation to increase the number of authorized shares of common stock to One Billion (1,000,000,000) shares.

The Board of Directors recommends you vote AGAINST the following proposal:

4. To approve a stockholder proposal to amend the Company's Amended Articles of Incorporation to rescind the Company's authorization to issue all remaining, unissued share of preferred stock.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

MEDIZONE INTERNATIONAL, INC. ATTN: Philip A. Theodore 350 EAST MICHIGAN AVENUE SUITE 500 KALAMAZOO, MI 49007

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/29/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/29/2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	☐	☐	☐
1. Election of Directors
Nominees 01 David A. Dodd 02 Michael E. Shannon 03 Stephen Meyer 04 David A. Esposito 05 Vincent C. Caponi

The Board of Directors recommends you vote FOR proposals 2 and 3.				For	Against	Abstain

2. To ratify the appointment of Tanner LLC as the independent registered public accounting firm for the fiscal year ending December 31, 2018.				☐	☐	☐
3. To approve an amendment of the Company's Articles of Incorporation to increase the number of authorized shares of common stock to One Billion (1,000,000,000) shares.				☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:				For	Against	Abstain

4. To approve a stockholder proposal to amend the Company's Amended Articles of Incorporation to rescind the Company's authorization to issue all remaining, unissued share of preferred stock.				☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,  please  give  full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com

MEDIZONE INTERNATIONAL, INC.
Annual Meeting of Stockholders
May 30, 2018 11:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) David A. Dodd and Philip A. Theodore, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MEDIZONE INTERNATIONAL, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 11:00 AM, Eastern Time on May 30, 2018, at the offices of Parks, Chesin & Walbert, 26th Floor, 75 14th Street N.E., Atlanta, Georgia 30309, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side